                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           (Amendment No. ________________)

Filed by the Registrant          [X]

Filed by a party other than the Registrant  [ ]

Check the appropriate box:

[ ]       Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]       Definitive Proxy Statement
[ ]       Definitive Additional Materials
[ ]       Soliciting Material Pursuant to Section 240.14a-12

                           WYNN'S INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)   Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

       2)   Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

       4)   Proposed maximum aggregate value of transaction:
                                                            --------------------
       5)   Total fee paid:
                           -----------------------------------------------------

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:
                                   ---------------------------------------------

       2)   Form, Schedule or Registration Statement No.:
                                                         -----------------------

       3)   Filing Party:
                         -------------------------------------------------------

       4)   Date Filed:
                       ---------------------------------------------------------

                           WYNN'S INTERNATIONAL, INC.
                  500 NORTH STATE COLLEGE BOULEVARD, SUITE 700
                            ORANGE, CALIFORNIA 92868
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 10, 2000

     The Annual Meeting of Stockholders of Wynn's International, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 10, 2000, at 9:00 A.M. at 500 North State College Boulevard, Suite 700, Orange, California, to consider and vote on the following:

     1. Re-election of two directors for three-year terms ending in 2003;

     2. Approval of Ernst & Young LLP as the Company's independent auditors for 2000; and

     3. Transaction of any other business properly arising at the meeting.

     The Board of Directors has fixed March 15, 2000 as the record date for the meeting, and only holders of Common Stock of record at the close of business on that date are entitled to receive notice of and vote at the meeting. Please sign and date the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. If you attend the meeting, you may withdraw your proxy and vote personally on each matter.

                                            By Order of the Board of Directors

                                                  /s/ WENDY K. PETERSON
                                                    Wendy K. Peterson
                                                        Secretary
Orange, California
March 30, 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              -----
NOTICE OF ANNUAL MEETING....................................  Cover

PROXY PROCEDURES............................................      1
  Voting by Proxy; Revoking Your Proxy......................      1
  Intended Vote of Proxy Holders............................      1
  Shares Entitled to Vote...................................      2
  Voting and Tabulation Procedures..........................      2
  Cost and Methods of Solicitation..........................      2

PROPOSALS TO BE VOTED UPON..................................      2
  Proposal 1 -- Election of Directors.......................      2
  Proposal 2 -- Approval of Independent Public
     Accountants............................................      3
  Other Matters.............................................      3

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD..............      4
  Biographical Information..................................      4
  Committees of the Board...................................      5
  Attendance at Board and Committee Meetings................      6
  Compensation of Directors.................................      6
  Certain Relationships and Related Transactions............      6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................      7
  Stock Ownership of Certain Beneficial Owners..............      7
  Stock Ownership of Directors and Executive Officers.......      8

EXECUTIVE COMPENSATION......................................      9
  Summary Compensation Table................................      9
  Option Grants in Last Fiscal Year.........................     10
  Aggregated Option Exercises in Last Fiscal Year and FY-End
     Option Values..........................................     10
  Performance Share Award Activity..........................     10
  Pension Plan Table........................................     11
  Employment Contracts and Change-in-Control Arrangements...     12
  Compensation Committee Interlocks and Insider
     Participation..........................................     12
  Section 16(a) Beneficial Ownership Reporting Compliance...     12
REPORT OF THE COMPENSATION COMMITTEE........................     13
PERFORMANCE GRAPH...........................................     16
GENERAL INFORMATION.........................................     17
  Obtaining a Copy of the Company's Annual Report on Form
     10-K...................................................     17
  Deadline for Stockholder Proposals........................     17

                           WYNN'S INTERNATIONAL, INC.
                            ------------------------

                                PROXY STATEMENT

     We are sending this Proxy Statement to you, the stockholders of Wynn's International, Inc. (the "Company"), as part of the Board of Directors' solicitation of proxies to be voted at the Company's Annual Meeting of Stockholders to be held on May 10, 2000, at 9:00 A.M. and at any adjournments of the meeting. The Annual Meeting will be held at the Company's executive offices at 500 North State College Boulevard, Suite 700, Orange, California 92868. We invite all stockholders of the Company to attend the Annual Meeting in person, but we know that many stockholders will not able to attend the meeting in person. We believe that it is important that you be represented and that your vote be counted at the meeting. Therefore, the Board of Directors asks for your proxy to vote your shares at the meeting. As used in this Proxy Statement, the words "proxy" and "proxy card" refer to the enclosed proxy card, which, when signed and dated by you and returned to the Company, authorizes the Company officers named in the proxy card to vote your shares at the May 10, 2000 meeting. The named officers will vote your shares at the meeting in the manner that you indicate on the proxy card. Even if you are planning to attend the meeting in person, we encourage you to return your proxy card so that we will be able to tabulate votes efficiently.

     We are mailing this Proxy Statement and the proxy card to stockholders on or about March 30, 2000. We also are enclosing a copy of our 1999 Annual Report to Stockholders, which includes the Company's 1999 financial statements. The Annual Report is not, however, part of the proxy materials.

                                PROXY PROCEDURES

VOTING BY PROXY; REVOKING YOUR PROXY

     You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend in person, we urge you to sign and date the enclosed proxy card and return it in the enclosed, postage-paid envelope. Voting by proxy will assist us in tabulating votes more efficiently. You have the right to take back or revoke your proxy at any time before your shares are actually voted. You may revoke your proxy by doing any one of the following before your shares are voted: (i) giving written notice of revocation to the Corporate Secretary of the Company, (ii) signing and giving to the Corporate Secretary of the Company a proxy card that is dated after the first proxy card you submitted, or (iii) attending the Annual Meeting and voting in person. Please note that attending the meeting will not by itself revoke your proxy. If you attend the meeting and wish to revoke your proxy, you must notify the Corporate Secretary of your intentions before your shares are voted.

INTENDED VOTE OF PROXY HOLDERS

     If you specifically mark and sign your proxy card, your shares will be voted as you direct.

     If we receive a valid proxy card that is not marked for a specific item, we will vote the shares as follows (unless you revoke your proxy card before it is voted):

          FOR re-election of the two director nominees named below; and

          FOR approval of Ernst & Young LLP as the Company's independent auditors for the 2000 fiscal year.

     We do not know of any other matters to be presented at the Annual Meeting. However, if other matters are properly presented at the meeting, the persons named in the proxy will vote on them in accordance with their best judgment.

SHARES ENTITLED TO VOTE

     As of the close of business on March 15, 2000, there were outstanding 18,650,810 shares of Common Stock. Common Stock is the only class of securities of the Company outstanding. Each share of Common Stock is entitled to one vote. Only stockholders of record at the close of business on March 15, 2000 are entitled to vote at the Annual Meeting.

VOTING AND TABULATION PROCEDURES

     We have appointed an Inspector of Elections who will count all votes cast by proxy or in person at the Annual Meeting. The Inspector of Elections will adhere to the following guidelines in tabulating votes:

     ABSTENTIONS -- Proxies reflecting abstentions are counted as shares present and entitled to vote for purposes of determining (i) the presence of a quorum and (ii) the outcome of any matter submitted to the stockholders for a vote. Abstentions will be disregarded in the determination of voting results on matters requiring a plurality (the highest number) of votes (e.g., election of directors). On matters requiring the affirmative vote of a majority of the shares present and entitled to vote (e.g., approval of independent auditors) or a majority of the outstanding shares, abstentions are treated the same as a vote "against" the matter.

     BROKER NON-VOTES -- "Broker non-votes" are shares held by brokers or nominees for which the broker or nominee (i) does not have discretionary power to vote and (ii) has not received specific voting instructions from the beneficial owner. Broker non-votes count as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, when a broker or nominee physically indicates on the proxy that it does not have discretionary authority to vote some or all of the underlying shares on a particular matter, those shares will be treated as abstentions with respect to that matter.

     UNMARKED PROXIES -- Any unmarked proxies, including those submitted by brokers or nominees, will be voted FOR the proposals discussed in this Proxy Statement.

COST AND METHODS OF SOLICITATION

     We will pay the cost of soliciting proxies. In addition to solicitations by mail, some of our directors, officers and regular employees may, without extra compensation, conduct additional solicitation by telephone and personal interview.

                           PROPOSALS TO BE VOTED UPON

PROPOSAL 1 -- ELECTION OF DIRECTORS

     At the Annual Meeting, we will ask you to elect two directors for terms of three years or until their successors are elected and qualified. You are entitled to one vote per share for each of the two directors to be elected. The two candidates receiving the highest number of votes will be elected.

     The nominees for election are Donald C. Trauscht and James D. Woods. Each nominee currently is a member of the Company's Board of Directors. Mr. Woods was elected to his present term of office at a prior annual meeting. The Company's Board of Directors elected Mr. Trauscht as a member of the Board in 1998 to fill a vacancy on the Board. Each nominee has consented to be named as a nominee in this Proxy Statement and to serve as a director if elected. (See page 4 for additional information about the nominees).

     If any nominee becomes unavailable to stand for re-election, the Company officers named in the proxy card will vote for the candidate that the Board selects to replace the nominee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE TWO NOMINEES.
                            ------------------------

PROPOSAL 2 -- APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP has been our independent auditors since our incorporation in 1973. Ernst & Young has been the independent auditors of Wynn Oil Company, a subsidiary of the Company, since 1967. The Board of Directors and the Audit Committee believe that the knowledge of the Company developed by Ernst & Young over the course of its long-term relationship with the Company is invaluable. Consequently, the Board has appointed Ernst & Young as the Company's independent auditors for the 2000 fiscal year, and seeks your approval of this decision.

     An Ernst & Young representative will attend the Annual Meeting to answer appropriate questions and make a statement if he so desires.

     Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting. If the stockholders do not approve Ernst & Young as independent auditors, the Board will reconsider its selection of independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THIS PROPOSAL.

OTHER MATTERS

     We do not know of any other matters to be presented at the Annual Meeting of Stockholders. If any other matters requiring a stockholder vote properly arise, including a question of adjourning the meeting, the Company officers named in the accompanying proxy will vote on those matters according to their best judgment.

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Company's Board of Directors currently consists of seven directors. The Board is divided into three classes. Two of the classes have two directors and the other class has three directors. Only one class is elected each year.

BIOGRAPHICAL INFORMATION

     The following information about each nominee was furnished by the nominee.

                     NOMINEES FOR ELECTION AS DIRECTORS TO
                             SERVE THREE-YEAR TERMS

                                   PRINCIPAL BUSINESS EXPERIENCE DURING PAST          DIRECTOR
        NAME          AGE         FIVE YEARS AND CERTAIN OTHER DIRECTORSHIPS           SINCE
        ----          ---         ------------------------------------------          --------
Donald C.             66     Chairman, BW Capital Corporation (1996 - present)          1998
  Trauscht..........         (private investment company); Chairman, Borg-Warner
                             Security Corporation, successor to Borg-Warner
                             Corporation (1994 - 1995) (physical and electronic
                             security services); Chairman and Chief Executive
                             Officer, Borg-Warner Corporation (1991 - 1994)
                             (diversified manufacturing and service company);
                             director of Blue Bird Corporation, Burns
                             International Corporation, Cordant Technologies Inc.,
                             ESCO Electronics Corporation and Global Motorsport
                             Group Inc.; a Director and member of the Audit
                             Committee, Compensation Committee and Stock Awards
                             Committee.

James D. Woods......  68     Chairman Emeritus and Consultant for Baker Hughes          1990
                             Incorporated (1997 - present) (oil field services and
                             process technologies); Chairman of the Board and
                             Chief Executive Officer of Baker Hughes Incorporated
                             (1987 - 1996); director of The Kroger Co., Varco
                             International, Inc., Howmet International, Inc.,
                             Kaiser Aluminum, Inc. and OMI Corporation; a
                             Director, Chairman of the Compensation Committee,
                             Chairman of the Stock Awards Committee and a member
                             of the Nominating Committee.

     Set forth below is information concerning each of the other five directors of the Company whose three-year terms of office will continue after the 2000 Annual Meeting of Stockholders.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2001

                                  PRINCIPAL BUSINESS EXPERIENCE DURING PAST          DIRECTOR
       NAME          AGE         FIVE YEARS AND CERTAIN OTHER DIRECTORSHIPS           SINCE
       ----          ---         ------------------------------------------          --------
Bryan L.             64     Chairman, Base Camp 9 Corp. (1990-present)                 1975
  Herrmann.........         (recreational equipment); General Partner, MOKG 1984
                            Investment Partners Ltd. (1984 - 1996) (investment
                            banking); Chairman and Chief Executive Officer,
                            Spaulding Composites Company (1992 - 1994)
                            (industrial composite materials); a Director and
                            member of the Audit Committee and Executive
                            Committee.

Robert H. Hood,      67     President, Douglas Aircraft Company (1989 - 1996)          1993
  Jr...............         (aircraft manufacturing); President, McDonnell
                            Douglas Missile Systems, Inc. (1988 - 1989) (defense
                            contractor); a Director and member of the
                            Compensation Committee and Stock Awards Committee.

Richard L.           70     Independent business consultant (1983 - 1999);             1994
  Nelson...........         Partner, Ernst & Young LLP (1969 - 1983); a Director
                            and Chairman of the Audit Committee and member of the
                            Executive Committee.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2002

                                  PRINCIPAL BUSINESS EXPERIENCE DURING PAST          DIRECTOR
       NAME          AGE         FIVE YEARS AND CERTAIN OTHER DIRECTORSHIPS           SINCE
       ----          ---         ------------------------------------------          --------
Barton Beek........  76     Of Counsel, O'Melveny & Myers LLP (February 1994 -         1993
                            present) (law firm); Partner, O'Melveny & Myers LLP
                            (1962 - January 1994); a director of Fechtor,
                            Detwiler, Mitchell & Co.; a Director and member of
                            the Compensation Committee and Nominating Committee.

James Carroll......  70     Chairman and Chief Executive Officer (December 1996 -      1988
                            present); President and Chief Executive Officer of
                            the Company (1988 - December 1996); a Director,
                            Chairman of the Executive Committee and Chairman of
                            the Nominating Committee.

COMMITTEES OF THE BOARD

     The Board of Directors maintains the five committees listed below. The Board normally designates committee members at the annual organizational meeting of the Board following the Annual Meeting of Stockholders. The committees on which each director currently serves are listed in his biographical information above.

     AUDIT COMMITTEE -- The Audit Committee has responsibility for consulting with the Company's officers regarding the appointment of independent public accountants as the Company's auditors, discussing the scope of the auditors' examination and reviewing the Company's annual financial statements and accounting policies. The Audit Committee met twice during 1999.

     COMPENSATION COMMITTEE -- The Compensation Committee is responsible for recommending the cash compensation of the Company's officers, recommending and administering the Company's annual Corporate Management Incentive Plan, recommending retirement compensation for the Company's officers and employees and considering management succession issues. The Compensation Committee met twice during 1999.

     STOCK AWARDS COMMITTEE -- The Stock Awards Committee is a subcommittee of the Compensation Committee. The Stock Awards Committee must consist entirely of directors who are both "non-employee directors" under applicable federal securities laws and "outside directors" under applicable tax laws. The Stock Awards Committee is authorized to grant stock options, stock appreciation rights, restricted stock awards and performance share awards to eligible employees of the Company. The Stock Awards Committee met twice during 1999.

     EXECUTIVE COMMITTEE -- The Executive Committee has all the power and authority of the Board of Directors, except the power and authority to:

     (i)    Amend the Company's Certificate of Incorporation or Bylaws;

     (ii) Adopt an agreement of merger or consolidation or recommend to stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets;

     (iii) Recommend to stockholders a dissolution of the Company or a revocation of the dissolution; and

     (iv) Declare a dividend or authorize the issuance of stock of the Company unless expressly authorized by a resolution of the Board of Directors.

     The Executive Committee did not meet during 1999.

     NOMINATING COMMITTEE -- The Nominating Committee is responsible for developing and submitting to the Board (i) criteria for evaluating director nominees and existing Board members, (ii) recommendations to fill Board vacancies, and (iii) recommendations regarding Board composition, size and director tenure. The

Nominating Committee's charter does not include procedures for stockholders formally to submit the names of potential nominees to the Board. The Nominating Committee met once during 1999.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     During 1999, the Board of Directors met five times. Each director attended at least 75% of the 1999 Board meetings, and each director attended at least 75% of the aggregate number of 1999 meetings of the Board Committees on which he served.

COMPENSATION OF DIRECTORS

  RETAINER AND MEETING FEES

     During 1999, the Company compensated each director, except Mr. Carroll and Wesley E. Bellwood, for his services by payment of (i) a quarterly retainer of $5,000, (ii) $2,000 for each Board meeting attended and (iii) $1,000 for each Audit Committee, Compensation Committee and Nominating Committee meeting attended. The Company did not pay a separate fee to Stock Awards Committee members for attending its 1999 meetings. Commencing April 1, 2000, the Company will pay each director (i) a quarterly retainer of $5,000, (ii) $2,500 for each Board meeting attended and (iii) $1,250 for each Audit Committee, Compensation Committee and Nominating Committee meeting attended.

     Mr. Bellwood resigned as a director of the Company as of January 3, 1999. In 1999, Mr. Bellwood received a retainer fee of $6,333 for his services as Chairman Emeritus of the Board and continued to participate in the Company's group health plans.

     The Company does not pay directors who are Company employees any fees or additional remuneration for serving as a member of the Board or any of its Committees. Therefore, Mr. Carroll did not receive any such fees or remuneration during 1999.

  NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     Directors who are not employees of the Company participate in the Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), which became effective in 1994. Upon their initial election to the Board, non-employee directors receive options to purchase 6,750 shares of Common Stock. Upon reelection to the Board, non-employee directors receive options to purchase 3,375 shares of Common Stock.

     All options under the Directors' Plan (i) are nonqualified stock options,
(ii) are granted with an exercise price equal to the closing market price on the date of grant, (iii) are granted for a period of ten years, and (iv) vest at the rate of 70% on the first anniversary date of the grant and 10% on each of the second, third and fourth anniversary dates of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Director Barton Beek currently is of counsel to O'Melveny & Myers LLP, a law firm that the Company retained during 1999 and continues to retain in 2000 to handle various legal matters.

                               SECURITY OWNERSHIP
                                       OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table shows the beneficial ownership of stockholders whom we know to hold more than 5% of the Company's Common Stock. The table is based on information we received from those stockholders. Unless otherwise indicated, the table reflects information as of March 15, 2000.

                                                                               PERCENTAGE OF
                                                                                  SHARES
                                                          NUMBER OF SHARES     BENEFICIALLY
         NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIALLY OWNED      OWNED(1)
         ------------------------------------            ------------------    -------------
Mario J. Gabelli.......................................      4,590,869(2)          24.6
One Corporate Center
Rye, New York 10580
FMR Corp...............................................      1,997,150(3)          10.7
82 Devonshire Street
Boston, Massachusetts 02109
James Carroll..........................................      1,155,342(4)           6.2
P.O. Box 14143
Orange, California 92863
Carl E. Wynn Foundation................................      1,038,697(5)           5.6
1280 Bison Avenue, Suite B-9-601
Newport Beach, California 92660
SunTrust Banks, Inc....................................        994,817(6)           5.3
303 Peachtree Street, Suite 1500
Atlanta, Georgia 30308

---------------
(1) When a stockholder holds options exercisable within 60 days of March 15, 2000, we treat the Common Stock covered by those options as outstanding shares when we calculate that stockholder's percentage ownership of the Company's Common Stock. However, we do not consider that Common Stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(2) These shares are owned by various entities engaged primarily in providing investment advisory services for their clients. Mr. Gabelli directly or indirectly controls and acts as chief investment officer for such entities. He or they have sole voting power with respect to 4,545,339 shares, sole dispositive power with respect to 4,590,869 shares and no voting power with respect to 45,530 shares. Except for 76,500 shares owned by Gabelli Performance Partnership, 3,375 shares owned by Gabelli Asset Management International Advisory Services and 2,025 shares owned by Mr. Gabelli personally, Mr. Gabelli disclaims any economic interest in the above reported shares. The share information reflected is based on Mr. Gabelli's
    Schedule 13D dated February 5, 1999.

(3) Includes shares beneficially owned by Fidelity Management & Research Company and Fidelity Management Trust Company, each a wholly-owned subsidiary of FMR Corp. FMR has sole voting power with respect to 15,700 shares only. It has sole dispositive power with respect to 1,997,150 shares. The share information reflected is based on the Schedule 13G filed by FMR Corp. for the year ended December 31, 1999.

(4) Includes 69,249 shares purchasable within 60 days of March 15, 2000 upon the exercise of stock options. Excludes 83,334 shares owned by members of Mr. Carroll's family, as to which shares Mr. Carroll disclaims beneficial ownership.

(5) The share information reflected is based on information provided by an officer of the Carl E. Wynn Foundation in February 2000.

(6) Includes shares beneficially owned by SunTrust Banks of Tennessee, Inc., SunTrust Equitable Securities Corporation and in various fiduciary capacities. SunTrust has sole voting power with respect to 994,817 shares. It has sole dispositive power with respect to 991,455 shares only. The share information reflected is based on a Schedule 13G provided to the Company by SunTrust Banks, Inc. for the year ended December 31, 1999.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table indicates the number of shares of Common Stock owned by the Company's directors and executive officers on March 15, 2000.

                                                                                PERCENTAGE OF
                                                                                   SHARES
                                                         NUMBER OF SHARES       BENEFICIALLY
              NAME OF BENEFICIAL OWNER                 BENEFICIALLY OWNED(1)      OWNED(2)
              ------------------------                 ---------------------    -------------
James Carroll........................................        1,155,342(3)            6.2
Barton Beek..........................................           19,250(4)              *
Bryan L. Herrmann....................................           16,197(5)              *
Robert H. Hood, Jr. .................................           17,201(6)              *
Richard L. Nelson....................................           17,200(7)              *
Donald C. Trauscht...................................            9,400(8)              *
James D. Woods.......................................           16,850(9)              *
John W. Huber........................................          152,932(10)             *
Seymour A. Schlosser.................................          141,474(11)             *
Gregg M. Gibbons.....................................          184,651(12)           1.0
All directors and executive officers as a group (10
  persons)...........................................        1,730,495(13)           9.1

---------------
  *  Less than one percent.

 (1) Subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

 (2) When a director or executive officer holds options exercisable within 60 days of March 15, 2000, we treat the Common Stock covered by those options as outstanding shares when we calculate that director or executive officer's percentage ownership of the Company's Common Stock. However, we do not consider that Common Stock to be outstanding when we calculate the percentage ownership of any other director or executive officer.

 (3) Includes 69,249 shares purchasable within 60 days of March 15, 2000 upon the exercise of stock options. Excludes 83,334 shares owned by members of Mr. Carroll's family, as to which shares Mr. Carroll disclaims beneficial ownership.

 (4) Includes 12,488 shares purchasable within 60 days of March 15, 2000 upon the exercise of stock options.

 (5) Includes 9,426 shares purchasable within 60 days of March 15, 2000 upon the exercise of stock options.

 (6) Includes 8,101 shares purchasable within 60 days of March 15, 2000 upon the exercise of stock options.

 (7) Includes 9,450 shares purchasable within 60 days of March 15, 2000 upon the exercise of stock options.

 (8) Includes 5,400 shares purchasable within 60 days of March 15, 2000 upon the exercise of stock options.

 (9) Includes 8,100 shares purchasable within 60 days of March 15, 2000 upon the exercise of stock options.

(10) Includes 118,497 shares purchasable within 60 days of March 15, 2000 upon the exercise of stock options.

(11) Includes 111,966 shares purchasable within 60 days of March 15, 2000 upon the exercise of stock options.

(12) Includes 103,298 shares purchasable within 60 days of March 15, 2000 upon the exercise of stock options.

(13) Includes 455,975 shares purchasable within 60 days of March 15, 2000 upon the exercise of stock options.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table describes the amounts and forms of compensation that the Company's four executive officers received during the last three fiscal years.

                                                                              LONG TERM
                                                                            COMPENSATION
                                                                       -----------------------
                                                                               AWARDS
                                                                       -----------------------
                                                                       RESTRICTED   SECURITIES
                                             ANNUAL COMPENSATION         STOCK      UNDERLYING    ALL OTHER
                                          --------------------------    AWARD(S)     OPTIONS     COMPENSATION
   NAME AND PRINCIPAL POSITION     YEAR   SALARY($)(A)   BONUS($)(A)      ($)          (#)          ($)(B)
   ---------------------------     ----   ------------   -----------   ----------   ----------   ------------
James Carroll....................  1999     $600,000      $367,340        -0-         12,500       $  4,000
Chairman and                       1998     $566,500      $303,630        -0-         25,000       $  4,000
Chief Executive Officer            1997     $515,000      $515,000        -0-            -0-       $  4,000

John W. Huber....................  1999     $386,900           -0-        -0-          7,500       $  4,000
President and Chief                1998     $365,000      $195,630        -0-         15,000       $  4,000
Operating Officer                  1997     $326,000      $326,000        -0-            -0-       $148,377(C)

Seymour A. Schlosser.............  1999     $275,176      $168,472        -0-          7,500       $  4,000
Vice President-Finance             1998     $259,600      $139,139        -0-         10,000       $  4,000
and Chief Financial Officer        1997     $236,000      $236,000        -0-            -0-       $  4,000

Gregg M. Gibbons.................  1999     $268,180      $164,188        -0-          7,500       $  4,000
Vice President-Corporate Affairs   1998     $253,000      $135,601        -0-         10,000       $  4,000
and General Counsel(D)             1997     $230,000      $230,000        -0-            -0-       $  4,000

---------------
(A) Amounts shown include cash compensation earned and received or deferred by executive officers. All other annual compensation did not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for the named executive officer.

(B) Unless otherwise noted, this column reflects only amounts contributed to the Company's 401(k) Plan, a qualified defined contribution plan, for the accounts of the named executive officers.

(C) The Company reimbursed Mr. Huber for moving expenses in the amount of $144,377 to relocate to Southern California.

(D) Prior to December 31, 1997, Mr. Gibbons also served as the Company's Secretary.

OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                                --------------------------------------------------    POTENTIAL REALIZABLE
                                NUMBER OF      PERCENT                                  VALUE AT ASSUMED
                                SECURITIES     OF TOTAL                               ANNUAL RATES OF STOCK
                                UNDERLYING     OPTIONS                               PRICE APPRECIATION FOR
                                 OPTIONS      GRANTED TO    EXERCISE                       OPTION TERM
                                 GRANTED     EMPLOYEES IN     PRICE     EXPIRATION   -----------------------
             NAME               (#)(A,B,C)   FISCAL YEAR    ($/SH)(D)      DATE        5%($)        10%($)
             ----               ----------   ------------   ---------   ----------   ----------   ----------
James Carroll.................    12,500         10.5%       $18.875    2/10/2009     $148,380     $376,024
John W. Huber.................     7,500          6.3%       $18.875    2/10/2009     $ 89,028     $225,614
Seymour A. Schlosser..........     7,500          6.3%       $18.875    2/10/2009     $ 89,028     $225,614
Gregg M. Gibbons..............     7,500          6.3%       $18.875    2/10/2009     $ 89,028     $225,614

---------------
(A) No stock appreciation rights have been granted or are presently outstanding. Options granted in 1999 are exercisable starting 12 months after the grant date, with 70% of the shares covered thereby becoming exercisable at that time and with an additional 10% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date. Acceleration of the exercisability of the options may occur under certain circumstances, including a change in control of the Company. The options were granted with an exercise price of 100% of the fair market value of the Company's Common Stock on the date of grant. The options were granted for a term of 10 years, subject to earlier termination in case of certain events related to termination of employment.

(B) Under the terms of the Company's Stock-Based Incentive Award Plan, the Stock Awards Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.

(C) With the exception of the options granted to Mr. Carroll, the options were accompanied by performance share award grants. See "1999 Performance Share Award Activity of Executive Officers" below.

(D) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                             NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                              OPTIONS AT FY-END        OPTIONS AT FY-END
                                                                     (#)                     ($)(A)
                                 SHARES         VALUE       ----------------------    --------------------
                               ACQUIRED ON     REALIZED          EXERCISABLE/             EXERCISABLE/
            NAME               EXERCISE(#)       ($)            UNEXERCISABLE            UNEXERCISABLE
            ----               -----------    ----------    ----------------------    --------------------
James Carroll................    202,500      $2,731,725         58,000/20,000          $    323,798/$0
John W. Huber................        -0-             -0-        111,750/14,251          $726,022/$1,407
Seymour A. Schlosser.........     28,125      $  390,094        105,719/10,500          $    894,533/$0
Gregg M. Gibbons.............      1,627      $   12,670         97,051/10,500          $    842,494/$0

---------------
(A) Market value of the underlying securities at year end minus the exercise price of "in-the-money" options.

PERFORMANCE SHARE AWARD ACTIVITY

  SUMMARY OF EMPLOYEE STOCK BONUS POLICIES

     Since February 1994, the Company has maintained an Employee Stock Bonus Policy (the "1994 Stock Policy") as part of the Company's existing Stock-Based Incentive Award Plan (the "Former Stock Plan"). Under the 1994 Stock Policy, stock option awards granted after January 1, 1994 under the Former Stock Plan were accompanied by a performance share award contingent upon exercise of the associated options. In 1999, the Company adopted a new 1999 Stock Awards Plan (the "1999 Stock Plan") and a new 1999 Employee Stock Bonus Policy (the "1999 Stock Policy"). Under the 1999 Stock Policy, stock option awards granted on or after April 28, 1999 under the 1999 Stock Plan are accompanied by a performance share award contingent upon exercise of the associated options.

     Under both the 1994 Stock Policy and the 1999 Stock Policy, the performance share award entitles the recipient to receive one share of Common Stock for every five shares purchased upon the exercise of the stock option if the recipient satisfies two conditions. The recipient must (i) maintain continuous record ownership of the option shares for three years after exercise and (ii) remain continuously employed by the Company during the three-year period. During that period, the recipient does not enjoy any rights of a stockholder with respect to the performance shares.

     Upon completion of the three-year holding period and satisfaction of the continuous employment requirement, the recipient will receive the shares of Common Stock covered by the performance share award. The recipient will also receive an amount equal to the amount of dividends, without interest, that would have been paid on the Common Stock if the recipient had received the shares at the time the associated stock options were exercised.

  PRIOR PERFORMANCE SHARE AWARDS TO EXECUTIVE OFFICERS

     Messrs. Huber, Schlosser and Gibbons have received performance share awards for a total of 14,588, 9,088 and 9,088 contingent performance shares, respectively, between January 1, 1994 and December 31, 1998 pursuant to the 1994 Stock Policy. Neither Mr. Huber nor Mr. Schlosser has exercised any options associated with performance share awards. In 1996, Mr. Gibbons exercised options associated with 2,306 performance shares and in 1997, Mr. Gibbons exercised options associated with 621 performance shares.

  1999 PERFORMANCE SHARE AWARD ACTIVITY OF EXECUTIVE OFFICERS

     In 1999, performance share awards under the 1994 Stock Policy were made to Messrs. Huber, Schlosser and Gibbons in the amount of 1,500 contingent performance shares each. In 1999, Mr. Gibbons exercised options associated with 325 performance shares. In 1999, Mr. Gibbons was awarded 2,306 performance shares based on option exercises in 1996. No performance share awards were granted in 1999 to executive officers under the 1999 Stock Policy.

PENSION PLAN TABLE

     The following table shows estimated annual benefits payable upon retirement in specified compensation and years of service classifications to the executive officers listed in the Summary Compensation Table.

                      YEARS OF SERVICE
    BASE       ------------------------------
REMUNERATION      10         20         30
------------   --------   --------   --------
  $250,000     $ 45,000   $ 90,000   $125,000
  $350,000     $ 63,000   $126,000   $175,000
  $450,000     $ 81,000   $162,000   $225,000
  $550,000     $ 99,000   $198,000   $275,000
  $650,000     $117,000   $234,000   $325,000

     The Company's retirement benefits are based on the participant's highest base salary in his final three years of employment. Messrs. Carroll, Huber, Schlosser and Gibbons have completed 20, 14, 11 and 22 years of service, respectively, under the Company's retirement plans. The benefits shown above are the aggregate amounts provided under the Company's qualified retirement plan, the employer-provided portion of the Company's 401(k) plan and the Company's non-qualified and unfunded supplemental retirement income plan. The annual benefits shown above represent a single life annuity commencing at age 65. These amounts would be actuarially reduced if an alternate form of pension benefit were elected or for the commencement of benefits prior to age 65. The above benefits are reduced dollar-for-dollar by the officers' primary Social Security benefits.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into employment contracts with Messrs. Carroll, Huber, Schlosser and Gibbons, which expire December 31, 2001. These contracts provide for an annual salary to be fixed by the Board of Directors for 2000 and thereafter at not less than $650,000 for Mr. Carroll, $386,900 for Mr. Huber, $294,438 for Mr. Schlosser and $286,953 for Mr. Gibbons. Increases above these minimums are entirely within the Board's discretion.

     The employment contracts contain provisions designed to alleviate the executive officers' potential concerns over a possible "change in control" of the Company. For purposes of the contracts, a "change in control" will be deemed to take place if (a) any change occurs that is required to be reported under federal securities regulations; (b) any person becomes the beneficial owner of 40% or more of the Company's outstanding voting securities; or (c) at the end of any two-year period, the directors, who at the beginning of the period constituted the Board, no longer constitute a majority of the Board, unless the election of the new directors was approved by a two-thirds vote of the then directors who were in office at the beginning of the period.

     If, within the two-year period immediately following any change in control, the employment of Mr. Carroll, Mr. Huber, Mr. Schlosser or Mr. Gibbons terminates, either voluntarily or involuntarily, for any reason other than death, permanent disability or retirement at or after his normal retirement date, the Company will pay termination compensation to him equal to 2.99 times the average annual compensation, including salary and bonuses, paid to him during the five most recent calendar years, except that in the event of voluntary termination in certain cases the lump sum compensation will be equal to his highest annual compensation, including salary and bonus, for services rendered in any of the three most recent calendar years.

     Both the Company's Stock-Based Incentive Award Plan and 1999 Stock Awards Plan provide for the acceleration of the vesting of awards granted thereunder, including restricted stock awards, upon the occurrence of a "change in control" of the Company. The definitions of "change in control" in the Stock-Based Incentive Award Plan and the 1999 Stock Awards Plan are substantially the same as the definition in the employment contracts. Such acceleration will occur automatically unless the Board of Directors, prior to the occurrence of the change in control, determines otherwise.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Beek is of counsel to O'Melveny & Myers LLP, a law firm that the Company retains regularly to handle a variety of legal matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that its executive officers and directors complied in 1999 with all applicable Section 16(a) filing requirements.

     THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER IT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                      REPORT OF THE COMPENSATION COMMITTEE

TO: THE BOARD OF DIRECTORS

     The Compensation Committee is responsible for evaluating the performance and determining the compensation levels of the Company's Chief Executive Officer and all other executive officers. In connection therewith, the Committee recommends and administers the Company's annual Corporate Management Incentive Plan. The Committee also is responsible for recommending retirement compensation for the Company's officers and employees, and considering management succession issues. Each year, the Committee reviews with the Board in detail all aspects of compensation for the Company's executive officers.

OVERALL COMPENSATION POLICIES

     The Company believes that its financial success directly correlates with the skills and talents of its executive management. In order to recruit, retain and motivate top-performing executives who have exceptional skills and talents, the Company must provide an outstanding executive compensation package. In structuring executive compensation, the Committee adheres to the following policies:

     - A substantial portion of each executive officer's annual compensation should be tied to the Company's overall financial performance.

     - The Committee should evaluate each officer's individual performance and the extent to which that individual performance contributed to the Company's overall performance.

     - Compensation levels should be appropriate and commensurate with compensation paid to executives in the same industry.

     - Executive officers should have a strong incentive to advance the Company's long-term strategic and financial goals, and not merely be concerned with its shorter-term financial performance.

     - Each executive officer should own a significant number of shares of the Company's Common Stock and the Company should continue to provide executive officers with an incentive to increase their stock ownership in the Company.

     - Retirement benefits should provide a meaningful source of income to retired executives in order to give current executives greater incentive to provide long-term service to the Company.

     - The tax implications to the Company and its executive officers of various payments and benefits should be considered in structuring total executive compensation.

     The Committee relies principally on four forms of compensation in implementing these policies: (i) base salary, (ii) performance-based bonuses,
(iii) stock options and other stock-based awards, and (iv) retirement benefits pursuant to the Company's retirement and 401(k) plans.

ANNUAL COMPENSATION

     Annual compensation for each executive officer consists mainly of base salary and a contingent bonus based upon Company and individual performance. Each year the Committee reviews the base salaries of its executive officers. In setting the base salary for an executive officer, the Committee reviews the officer's current salary and salary history, and evaluates the officer's individual performance during the year. The Committee also considers the prevailing salary rates of comparable executive officers of other companies in the same industry and the relative financial performance of the Company.

     An executive officer will receive a bonus for a given year if (i) the Company has achieved certain financial objectives for the year, and (ii) the Committee determines that the officer's individual performance contributed to the achievement of those objectives. Each year the Company establishes a Corporate Management Incentive Plan (the "Management Incentive Plan"). The Management Incentive Plan sets forth the Company's financial objectives for the coming year and establishes a formula for determining a corporate bonus pool if the Company achieves its financial objectives.

     Under the 1999 Management Incentive Plan, the bonus pool's size is based on the Company's pretax return on beginning stockholders' equity. Specifically, the pool equals 10% of the amount by which consolidated pretax earnings exceed a 20% return on beginning stockholders' equity, subject to a maximum bonus pool of $2,000,000.

     After the total Management Incentive Plan bonus pool is calculated, the executive officers determine the amount of bonuses to be paid to the Company's other corporate management employees, based on their evaluation of each employee's individual performance. The Compensation Committee then decides how to allocate the remainder of the bonus pool to the executive officers, subject to a maximum payment to each executive officer of 100% of the executive officer's base salary.

     In evaluating each executive officer's performance and contribution to the Company's financial results, the Committee considers not only measurable accomplishments, but also achievements that are more difficult to quantify, such as the development and execution of key corporate strategies, the containment of costs and minimization of liabilities, and the ability to lead and motivate others. Based on these factors, the Committee arrives at an incentive compensation figure for each of the executive officers.

     Under the 1999 Management Incentive Plan, the Committee may recommend to the Board, and the Board may grant, an additional bonus for outstanding performance, even if the payment of such additional bonus award would cause the maximum bonus pool to be exceeded. However, an executive officer's total bonus may not exceed 100% of his base salary in that year.

LONG-TERM INCENTIVES

     In addition to the base salary and bonus elements of executive compensation, the Company provides long-term incentives to the executive officers of the Company. The Stock Awards Committee, which is a sub-committee of the Compensation Committee, from time to time provides long-term incentives to the executive officers and other key employees through the grant of stock options, restricted stock, performance share awards and other awards under the Company's 1999 Stock Awards Plan, and prior to its expiration in May 1999, under the Company's Stock-Based Incentive Award Plan. The Company does not, however, offer a long-term incentive plan within the meaning of Item 402(a)(7)(iii) of Regulation S-K.

     In determining whether it should grant stock-based awards to a particular executive officer, the Stock Awards Committee considers both the Company's overall performance and the executive's contribution to that performance. The Stock Awards Committee also considers what challenges and strategic goals each officer will face in the coming years, and whether a stock-based award would provide the executive with an effective additional incentive to achieve the goals set. In addition, the Stock Awards Committee considers whether a stock-based award would provide the executive officer with the opportunity and incentive to increase his stock ownership in the Company.

CONSIDERATION OF TAX IMPLICATIONS

     As one of many factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to its executive officers of various payments of compensation and benefits. For example, some types of compensation payments and their deductibility (e.g., the spread on exercise of nonqualified stock options) depend upon the timing of an executive's vesting or exercise of previously granted rights.

     In addition, Section 162(m) of the Internal Revenue Code affects the deductibility of executive compensation for federal income tax purposes. Section 162(m) essentially limits the Company's deduction to $1,000,000 per year for compensation (other than certain qualified performance-based compensation) paid to each of the Company's four executive officers.

     The Committee does not necessarily expect to limit executive compensation to the maximum deductible amount under Section 162(m). However, the Committee will consider various alternatives designed to preserve the deductibility of compensation payments and benefits to the extent they are consistent with its other compensation objectives. These alternatives include offering stock-based awards that are designed to meet the deductibility criteria established in the regulations under Section 162(m). In addition, the Committee may consider offering executive officers the option of deferring some of their compensation to another year.

1999 EXECUTIVE COMPENSATION

     The formula bonus pool under the 1999 Management Incentive Plan was $1,514,000. Based on the recommendation of management and the concurrence of the Committee members, the Committee recommended that only $1,000,000 be accrued and paid to all corporate personnel, including the executive officers, for services rendered in 1999. Of this amount, the executive officers decided to pay a total of $300,000 to the other corporate personnel. The remaining balance of $700,000 was then available for the Committee to pay bonuses to the executive officers.

     Based on the Company's performance in 1999, and the Committee's assessment of the contribution of each of the executive officers to this performance, the Committee awarded to each of Messrs. Carroll, Schlosser and Gibbons a bonus equal to approximately 61.2% of his base salary. The Committee did not award a bonus to Mr. Huber for 1999.

     In 1999, each executive officer also received perquisites and other benefits incidental to his employment that, in the aggregate for each executive officer, were well below the threshold reporting requirements.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In 1999, Mr. Carroll received a base salary of $600,000 pursuant to an employment agreement with the Company that expires on December 31, 2001.

     In addition to his base salary for 1999, the Committee also awarded Mr. Carroll a bonus of $367,340 under the 1999 Management Incentive Plan. In determining the size of Mr. Carroll's bonus, the Committee reviewed Mr. Carroll's role in achieving the Company's 1999 financial results, which included record revenues, pretax income and income after taxes, and substantial cash generated from operations. The Committee also recognized Mr. Carroll's key role in consummating the Company's acquisition in 1999 of Goshen Rubber Companies, Inc. In addition, the Committee considered Mr. Carroll's leadership in non-financial matters, such as the development and implementation of corporate strategies, the development of a strong management team and the motivation of the Company's key executives. Based on all of these factors, the Committee concluded that a bonus award equal to 61.2% of Mr. Carroll's base salary was appropriate.

     Mr. Carroll's total compensation in 1999 did not exceed the Section 162(m) $1,000,000 deductibility limit.

CONCLUSION

     The Committee has reviewed each element of compensation for each of the executive officers for 1999. In the Committee's opinion, the compensation of each executive officer is reasonable and appropriate in view of the Company's consolidated performance and the Committee's evaluation of each executive officer's contribution to that performance.

                                          COMPENSATION COMMITTEE

                                          James D. Woods
                                          Barton Beek
                                          Robert H. Hood, Jr.
                                          Donald C. Trauscht
February 16, 2000

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
     AMONG WYNN'S INTERNATIONAL, INC., NEW YORK STOCK EXCHANGE MARKET INDEX
               AND AUTOMOTIVE PARTS AND ACCESSORIES PEER GROUP**

                                     GRAPH

                                                   FISCAL YEAR ENDED
                                 ------------------------------------------------------
                                 1994     1995      1996      1997      1998      1999
                                 ----    ------    ------    ------    ------    ------
Wynn's International, Inc......  100     137.56    223.44    341.67    359.68    233.46
Peer Group Index...............  100     106.76    134.55    171.78    175.28    148.48
NYSE Market Index..............  100     129.66    156.20    205.49    244.52    267.75

---------------

 * $100 invested on December 31, 1994 in the Company's Common Stock and in the New York Stock Exchange Market Index and the Automotive Parts and Accessories Peer Group Index. Total return includes reinvestment of dividends, if applicable. Returns for the Company for the above period are not necessarily indicative of future performance. Dates are for the calendar years ending on December 31 of each year.

** Automotive Parts and Accessories Peer Group is comprised of 64 public companies. The Peer Group and New York Stock Exchange Market Index information was furnished by Media General Financial Services.

                              GENERAL INFORMATION

OBTAINING A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K

     Upon request, we will send you a free copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, which we have filed with the Securities and Exchange Commission. If you would like a copy, please write to the Company's Secretary, Wendy K. Peterson, at Wynn's International, Inc., 500 North State College Boulevard, Suite 700, Orange, California 92868.

DEADLINE FOR STOCKHOLDER PROPOSALS

     If you would like to present a proposal for the Company's 2001 Annual Meeting and have it included in the 2001 proxy materials, we must receive your proposal by November 30, 2000.

     If you miss that deadline, you may still submit a proposal for consideration at the 2001 Annual Meeting but it will not be included in the 2001 proxy materials. If you give the Company notice of your proposal after February 13, 2001, the Company will consider your notice to be untimely. In that case, the Company, acting through the persons named as proxies in the proxy materials for the 2001 Annual Meeting, will be entitled to vote on your proposal at their discretion even though no information regarding your proposal will be included in the 2001 proxy materials.

PROXY

                           WYNN'S INTERNATIONAL, INC.

               THE BOARD OF DIRECTORS OF THE COMPANY IS ASKING YOU FOR YOUR PROXY FOR THE MAY 10, 2000 ANNUAL MEETING

         As a stockholder of WYNN'S INTERNATIONAL, INC., a Delaware corporation (the "Company"), you acknowledge that you have received a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 1999. You revoke any prior proxy and appoint each of James Carroll, John W. Huber, Seymour A. Schlosser and Gregg M. Gibbons, your true and lawful agents and proxies with full power of substitution in each, to vote your shares of Common Stock of the Company at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 10, 2000, at 9:00 A.M., at 500 North State College Boulevard, Suite 700, Orange, California 92868. Your proxy applies to any and all matters coming before the May 10, 2000 Annual Meeting of Stockholders, and at any adjournments thereof.


      PLEASE VOTE ON THE PROPOSALS AND THEN SIGN, DATE AND PROMPTLY RETURN
             THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.



 ................................................................................
                           --  FOLD AND DETACH HERE  --

                                                       Please mark your   -----
                                                       votes as indicated   X
                                                       in this example.   -----

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2, BOTH OF WHICH ARE MATTERS PROPOSED BY THE BOARD OF DIRECTORS.

                                                                                                           FOR    AGAINST   ABSTAIN
                                                                   Proposal 2 Approval of Ernst & Young    ---    -------   -------
                                                                   LLP as independent auditors
                                                                   for the fiscal year ending
                                                                   December 31, 2000                       [ ]      [ ]       [ ]

                                                   WITHHOLD
                                                  AUTHORITY
                                        FOR        TO VOTE
                                        ALL        FOR ALL
                                     ----------   ---------
Proposal 1 ELECTION OF DIRECTORS                                   Other In their discretion, upon
           NOMINEES:                                               any other matters as may properly
             Donald C. Trauscht         [ ]          [ ]           come before the meeting.
             James D. Woods             [ ]          [ ]

IF YOU WANT TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, DRAW A LINE THROUGH THAT NOMINEE'S NAME.

                                                                   YOU MUST SIGN AND DATE THIS PROXY FOR IT TO BE VOTED AT THE
                                                                   ANNUAL MEETING. IF PROPERLY EXECUTED, THIS PROXY WILL BE
                                                                   VOTED AS YOU DIRECT. IF YOU DO NOT VOTE ON A PROPOSAL, THIS
                                                                   PROXY WILL BE VOTED FOR THE PROPOSAL.

                                                                   ON ANY OTHER MATTERS PROPERLY ARISING AT THE MEETING, THIS
                                                                   PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE
                                                                   PERSONS NAMED AS PROXIES. IF FOR ANY REASON ANY NOMINEE
                                                                   BECOMES UNAVAILABLE PRIOR TO THE ANNUAL MEETING, THE BOARD
                                                                   OF DIRECTORS WILL SELECT ANOTHER NOMINEE. THIS PROXY WILL BE
                                                                   VOTED FOR THE REPLACEMENT NOMINEE UNLESS YOU WITHHELD YOUR
                                                                   VOTE FROM THE LISTED BUT UNAVAILABLE NOMINEE.

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Signature(s)                                               Date           , 2000
            ---------------------------------------------       ----------

NOTE: This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give their full title, as such.
      If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.

 ................................................................................
                           --  FOLD AND DETACH HERE  --